3,200,000 Shares

                        U.S. RESTAURANT PROPERTIES, INC.

              $1.93 Series A Cumulative Convertible Preferred Stock
                                $0.001 Par Value


                             UNDERWRITING AGREEMENT


November 11, 1997


PAINEWEBBER INCORPORATED
MORGAN KEEGAN & COMPANY, INC.
EVEREN SECURITIES, INC.
CROWELL, WEEDON & CO.

as representatives of the several underwriters, c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Ladies and Gentlemen:

     U.S. Restaurant Properties, Inc., a Maryland corporation (together with its predecessors, the "Company"), confirms its agreement with the Underwriters named in SCHEDULE A hereto (the "Underwriters") for whom PaineWebber Incorporated, Morgan Keegan & Company, Inc., EVEREN Securities, Inc. and Crowell, Weedon & Co. are acting as representatives, as follows:

                  1.       DESCRIPTION OF SHARES.

                           (a) The Company proposes to issue and sell to the Underwriters, severally and not jointly, 3,200,000 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"). The shares of Series A Preferred Stock to be issued and sold by the Company are hereinafter referred to as the "Firm Shares."

                           (b) In addition, the Company is granting to the Underwriters an option to purchase up to an additional 480,000 shares of Series A Preferred Stock on the terms and for the purposes set forth in Section 12 hereof (the "Option Shares" and, together with the Firm Shares, the "Shares").

                  2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with the Underwriters that:

                           (a) A registration statement on Form S-3 (File No. 333-34263), with respect to the Shares, including a prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "1933 Act Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, has been filed with the Commission and has been declared effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Underwriting Agreement; any such amendment or supplement was so prepared and filed, and any such amendment filed after the effective date of such registration statement has been declared effective. No stop order suspending the effectiveness of such registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. A prospectus supplement (the "Prospectus Supplement") setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business has been or will be so prepared and will be filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the 1933 Act Rules and Regulations). Copies of such registration statement and prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Underwriting Agreement (including one fully executed copy of the registration statement and of each amendment thereto for the Underwriters and their counsel) have been delivered to the Underwriters and Underwriters' counsel. The registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, any preliminary prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Underwriting Agreement, all references to the Registration Statement, the Prospectus, any preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical in content to any Prospectus delivered to the Underwriters for use in connection with the offering of the Shares.

                           (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined), and, if later, at an Option Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the 1933 Act

         Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, or when such part was filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, and, if later, at an Option Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished to the Company by the Underwriters specifically for use in the preparation thereof.

                           (c) The documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act, the 1933 Act Rules and Regulations, the Exchange Act and/or the rules and regulations of the Commission under the Exchange Act (the "Exchange Act Rules and Regulations"), as applicable.

                           (d) The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, changes in financial position, stockholders' equity and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. In addition, the pro forma financial statements of the
         Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
         Furthermore, all financial statements required by Rule 3-14 of Regulation S-X ("Rule 3-14") have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements are in conformity with the requirements of Rule 3-14. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Act or the 1933 Act Rules and Regulations thereunder.

                           (e) Deloitte & Touche LLP, whose reports are incorporated by reference in the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Act and the 1933 Act Rules and Regulations.

                           (f) The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has full corporate power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Underwriting Agreement. Except for the Subsidiaries (as hereinafter defined), the Company owns no direct or indirect equity or other beneficial interest in any corporation, partnership, joint venture or other business entity.

                           (g) U.S.  Restaurant  Properties  Operating  L.P.,  a
         Delaware limited partnership subsidiary of the Company (the "Operating Partnership"), has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware, is duly qualified to do business as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the earnings, assets or business affairs of the Company and its Subsidiaries taken as a whole), and has all partnership power and authority necessary to own or hold its properties and its interests in its subsidiaries, to conduct the business in which it is engaged and to enter into and perform its obligations under this Underwriting Agreement. USRP Managing, Inc., a wholly-owned Delaware corporate subsidiary  of the  Company  ("USRP  Managing"),  is the  sole  general partner of the Operating Partnership. The Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement") is in full force and effect, and the aggregate percentage interests of the Company, USRP Managing and the limited partners in the Operating Partnership are as set forth in the Prospectus. To the extent the Shares are issued in accordance with this Underwriting Agreement,
         (i) the percentage interest of the partners in the Operating Partnership will be adjusted accordingly and (ii) the Company will contribute the proceeds from the sale of the Shares to the Operating Partnership in exchange for a number of preferred units equal to the number of Shares issued.

                           (h) USRP Managing has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the earnings, assets or business affairs of the Company and its Subsidiaries taken as a whole), and has all corporate power and authority necessary to own or hold its assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Underwriting Agreement. All of the issued and outstanding capital stock of USRP Managing has been duly authorized and validly issued and is fully paid and non-assessable, is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities and has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws). No shares of capital stock of USRP Managing are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock of USRP Managing, and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of USRP Managing.

                           (i) All of the subsidiaries (as defined in the 1933 Act Rules and Regulations) of the Company, including the Operating Partnership and USRP Managing, are listed on SCHEDULE B hereto (collectively, the "Subsidiaries"). Each of the Subsidiaries has been duly incorporated or formed, as the case may be, and is an existing corporation, general or limited partnership, or other legal entity, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be. Each of the Subsidiaries has full power (corporate and other) and authority to own or hold its properties and to conduct the business in which it is engaged, and is duly qualified or registered to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered, considering all such cases in the aggregate, would not have a material adverse effect on the business, properties, financial position or results of operations of the Company and its Subsidiaries taken as a whole.

                           (j) All of the issued and outstanding capital stock or ownership interests of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable and, except for the 8.31% limited partner interest in the Operating Partnership which is owned by QSV Properties, Inc. ("QSV"), is wholly owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                           (k) The Company has authorized, issued and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and conform to the description thereof in the Registration Statement and the Prospectus. The stockholders of the Company have no preemptive rights with respect to the Shares.

                           (l) The Shares will be as of the Closing Date, and the Option Shares will be as of any Option Closing Date, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement; and when issued and delivered by the Company pursuant to this Underwriting Agreement against payment of the consideration therefor specified herein, will be validly issued, fully paid and nonassessable. The Shares conform to the description thereof in the Registration Statement, the Prospectus and the articles supplementary determining the terms of the Shares (the "Articles Supplementary") and will not be subject to any preemptive rights of any stockholder of the Company.

                           (m) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its Subsidiaries have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its
         Subsidiaries on a consolidated basis; and there has not been any material change in the capital stock or structure, short-term debt or long-term debt of the Company and its Subsidiaries; or any material adverse change, or any development that is reasonably likely to involve a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its Subsidiaries on a consolidated basis; and, except for regular dividends on the Company's common stock, par value $0.001 per share (the "Common Stock"), in amounts per share that are consistent with past practice or the charter documents of the Company, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                           (n) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any litigation, action, suit or proceeding to which the Company, any of its Subsidiaries or any of its officers or directors is a party, or that any of its properties or other assets is the subject of, before or by any court or governmental agency or body, that is reasonably likely to result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its Subsidiaries, or might materially and adversely affect their properties or other assets.

                           (o) During the period of at least the last 24 calendar months prior to the date of this Underwriting Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. During the period of at least the last 36 calendar months preceding the filing of the Registration Statement, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. Immediately preceding the filing of the Registration Statement, the aggregate market value of the Company's voting stock held by non-affiliates of the Company was equal to or greater than $150 million.

                           (p) There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Act or the Exchange Act or by the 1933 Act Rules and Regulations and the Exchange Act Rules and Regulations that have not been so filed. All of the contracts to which any of the Company or its Subsidiaries is a party (i) have been duly authorized, executed and delivered by such entity, constitute valid and binding agreements of such entity and are enforceable against such entity in accordance with the terms thereof, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization or similar other laws affecting creditors' rights generally and (B) general equity principles and limitations on the availability of equitable relief or (ii) in the case of any contract to be executed on or before the Closing Date, will on the Closing

         Date be duly authorized, executed and delivered by the Company and/or a Subsidiary, and constitute valid and binding agreements of such entity enforceable against each entity in accordance with the terms thereof, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization or similar other laws affecting creditors' rights generally and (B) general equity principles and limitations on the availability of equitable relief.

                           (q)  The  Company  has  full   corporate   power  and
         authority to enter into this Agreement. This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                           (r) The execution and performance of this Underwriting Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any agreement or instrument to which the Company or its Subsidiaries is a party or by which they are bound or to which any of the property or other assets of the Company or its Subsidiaries is subject, (ii) the articles of incorporation, charter, by-laws, certificate of general or limited partnership, partnership agreement or other organizational document, as applicable, of the Company or its Subsidiaries, or (iii) to the best of the Company's knowledge, any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their properties or other assets; no consent, approval, authorization or order of, filing with, or notice to any court or governmental agency or body is required for the consummation of the transactions contemplated by this Underwriting Agreement in connection with the issuance or sale of the Shares by the Company, except such as may be required under the Act and applicable state securities, blue sky, or real estate syndication laws, if any, or pursuant to the listing requirements of the New York Stock Exchange ("NYSE") and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Underwriting Agreement, free of any preemptive rights. The issuance of the Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, evidence of indebtedness, contract or other agreement or instrument to which the Company or its Subsidiaries are a party.

                           (s) The Company and its Subsidiaries have complied in all respects with all laws, regulations and orders applicable to them or their respective businesses; the Company and its Subsidiaries are not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or evidence of indebtedness, lease, contract or other agreement or instrument to which they are a party or by which they or any of their properties or other assets are bound, violation of which would individually or in the aggregate have a material adverse effect on the Company and its Subsidiaries on a consolidated basis, and no other party under any such agreement or instrument to which the Company or its Subsidiaries are a party is, to the knowledge of the Company, in default in any material respect thereunder; and the Company and its Subsidiaries are not in violation of their respective articles of incorporation, charter, by-laws, certificate of general or limited partnership, partnership agreement or other organizational documents, as the case may be.

                           (t) Except for those properties listed on SCHEDULE C below as being subject to leases, the Company and each of its Subsidiaries have good and marketable title to all properties and assets, as described in the Prospectus, owned by them, free and clear of all liens, charges, encumbrances, claims, restrictions or defects, except such as are described in the Prospectus or are not material in relation to the business or operations of the Company and its Subsidiaries, and the Company and its Subsidiaries have valid, subsisting and enforceable leases for the properties listed on SCHEDULE C hereto as leased to the Company and its Subsidiaries, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company and its Subsidiaries; all liens, charges, encumbrances, claims or restrictions on or affecting any of the properties or the assets of the Company and its Subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; except for the tenants listed on SCHEDULE D hereto, no tenant under any of the leases pursuant to which the Company or its Subsidiaries lease their properties has an option or right of first refusal to purchase the premises demised under such lease; to the best of the Company's knowledge, the use and occupancy of each of the properties of the Company and its Subsidiaries complies in all material respects with all applicable codes and zoning laws and regulations; the Company and its Subsidiaries have no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvement of, construction on, or access to any of the properties of the Company and its Subsidiaries; and the Company and its Subsidiaries have no knowledge of any pending or threatened proceeding or action that will in any manner materially affect the size of, use of, improvements or construction on, or access to any of the properties of the Company or its Subsidiaries.

                           (u) Title insurance in favor of the Company and its Subsidiaries is maintained with respect to each of the properties described in the Prospectus in an amount at least equal to the cost of acquisition of such property.

                           (v) The mortgages and deeds of trust encumbering the properties and assets described or referred to in the Prospectus are not convertible into the equity securities of the Company or any Subsidiary.

                           (w) Except as would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company or any of its Subsidiaries, (i) there does not exist on any of the properties described in the Prospectus any Hazardous Materials (as hereinafter defined) in unlawful quantities, (ii) there has not occurred on or off such properties any unlawful spills, releases, discharges or disposal of Hazardous Materials and (iii) the Company and its Subsidiaries have not failed to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, sale, storage, handling, transport and disposal of any Hazardous Materials.

                  As used herein, "Hazardous Material" shall include, without limitation, any flammable explosives, radioactive materials, oil, petroleum, petroleum products, hazardous materials, hazardous wastes, hazardous or toxic substances, asbestos or any material as defined by any environmental laws, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) (CERCLA), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S C. Section 9601, et seq.), and in the regulations adopted pursuant to each of the foregoing or by any Federal, state or local governmental authority having jurisdiction over the properties as described in the Prospectus.

                  Except for the 123 Burger King properties in the Company's portfolio at the time current management took control in May 1994, all of the properties have been, and it is contemplated that all future acquisitions will be, subjected to a Phase I or similar environmental assessment (which generally includes a site inspection, interviews and a records review, but no subsurface sampling). These assessments and certain follow-up investigations (including, as appropriate, asbestos, radon and lead surveys, additional public records review, subsurface sampling and other testing) of the properties have not revealed any environmental liability that the Company believes would have a material adverse effect upon the business, results of operations, prospects or condition (financial or otherwise) of the Company or any of its Subsidiaries.

                           (x) Property and casualty insurance in favor of each of the Company and its Subsidiaries is maintained with respect to each of the properties owned or leased by each of them in an amount and on such items as is reasonable and customary for businesses of this type.

                           (y) Each national, regional or local restaurant brand or franchise identified in the Prospectus as a brand or franchise being operated on a property is in actual operation on such property. Except as described in the Prospectus, each tenant (a "Tenant") of a property owned or leased by the Company is in actual possession of such property under a lease to such Tenant (each, a "Lease"). Except as disclosed in the Prospectus, each Lease is in full force and effect and neither the Company nor any of its Subsidiaries has notice of any defense to the obligations of the Tenant thereunder or any claim asserted or threatened by any person or entity, which claim would have a material adverse effect upon the business, results of operations, prospects or condition (financial or otherwise) of the Company or any of its Subsidiaries. To the knowledge of the Company, no Tenant of any of the properties is in default under any of the Leases governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a material default under any of such Leases.

                           (z) Except as disclosed in SCHEDULE E hereto, all Leases with Tenants are "triple net leases" and generally provide that the Tenant is responsible for property operating costs, including property taxes, insurance and maintenance.

                           (aa) Except as specifically disclosed in the Prospectus, there is no material defect in the condition of any property, the improvements thereon, the structural elements thereof, or the mechanical systems therein, nor any material damage from casualty or other cause, nor any soil condition of any such property that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations, except for (a) ordinary wear and tear and (b) any such defect, damage or condition that has been corrected or will be corrected in the ordinary course of the business of such property as part of the Company's scheduled annual maintenance and improvement program.

                           (bb) As a result of, and in connection with, the merger, effected on October 15, 1997 (the "First Merger"), of USRP Acquisition, L.P., an indirectly wholly-owned Delaware limited partnership subsidiary of the Company, with and into U.S. Restaurant Properties Master L.P., a Delaware limited partnership ("Master L.P."),
         (i) USRP Acquisition, L.P. ceased to exist, (ii) Master L.P. became a wholly-owned direct subsidiary of the Company and (iii) USRP Managing replaced QSV as the sole general partner of each of Master L.P. and the Operating Partnership. Following the completion of the First Merger and the Conversion (as defined in the Prospectus), (i) the Company owned 100% of the issued and outstanding capital stock of USRP Managing and a 99% limited partner interest in Master L.P., (ii) USRP Managing owned a 1% general partner interest in Master L.P. and a 1% general partner interest in the Operating Partnership, (iii) Master L.P. owned a 90.69% limited partner interest in the Operating Partnership and (iv) QSV owned an 8.31% limited partner interest in the Operating Partnership. As a result of the merger, to be effected prior to the Closing Date (the "Second Merger" and, together with the First Merger, the "Mergers"), of Master L.P. with and into the Operating Partnership, (i) Master L.P. will cease to exist and (ii) the Operating Partnership will become a direct subsidiary of the Company. Following the completion of the Second Merger, (i) the Company will continue to own 100% of the issued and outstanding capital stock of USRP Managing and will own a 90.69% limited partner interest in the Operating Partnership, (ii) USRP Managing will continue to own a 1% general partner interest in the Operating Partnership and (iii) QSV will continue to own an 8.31% limited partner interest in the Operating Partnership. In accordance with the terms of their respective organizational documents and the applicable laws of their respective jurisdictions, each of the Company, Master L.P., the Operating Partnership, USRP Managing, USRP Acquisition, L.P. and QSV received the necessary approval from their respective security holders and, where applicable, boards of directors to participate in, and to consummate, the Mergers, the Conversion and the other transactions related thereto as set forth in, or incorporated by reference into, the Prospectus (the "Related Transactions"). The First Merger has become effective under the applicable laws of, and the related certificates of merger have been duly filed in, the State of Delaware, and the Second Merger will become effective, prior to the Closing Date, under the applicable laws of, and the related certificates of merger will be duly filed in, the State of Delaware.

                           (cc) The consummation of the Mergers, the Conversion and the Related Transactions did not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, agreement or instrument to which the

         Company or its Subsidiaries is a party or by which they are bound or to which any of the property or other assets of the Company or its Subsidiaries is subject, (ii) the articles of incorporation, charter, by-laws, certificate of general or limited partnership, partnership agreement or other organizational document, as applicable, of the Company or its Subsidiaries, or (iii) any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their properties or other assets.

                           (dd) The Proxy Statement/Prospectus delivered to limited partners in Master L.P. in connection with the solicitation of their approval of the First Merger (the "Proxy"), when such Proxy was declared effective by the Commission and on the date of the Special Meeting (as such term is defined in the Proxy), conformed in all material respects with the requirements of the Act, the Exchange Act, the 1933 Act Rules and Regulations and the Exchange Act Rules and
         Regulations; the Proxy, on the date it was declared effective by the Commission and on the date of the Special Meeting, did not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (ee) No holder of outstanding shares of capital stock of the Company has any rights to the registration of shares of capital stock of the Company which would or could require such securities to be included in the Registration Statement.

                           (ff) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (i) there has not been any material adverse change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the
         Company or any of its Subsidiaries, whether or not arising from transactions in the ordinary course of business; (ii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; and
         (iii) neither the Company nor any of its Subsidiaries has undertaken any liability or obligation, direct or contingent, except such liabilities or obligations undertaken in the ordinary course of business.

                           (gg) The Company has filed all federal, state, local, franchise and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due, and the Company has no knowledge, after due inquiry, of any tax deficiency which has been asserted or threatened against the Company. To the knowledge of the Company, there are no tax returns of the Company or any of its Subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies which would have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of the Company and its Subsidiaries.

                           (hh) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Underwriting Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect.

                           (ii)  The  Company  and  its  Subsidiaries  hold  all
         material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses and are in compliance with the terms and conditions of such licenses, certificates and permits; and the Company and its Subsidiaries have not infringed on any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and its Subsidiaries taken as a whole.

                           (jj) The Company and its Subsidiaries are conducting their respective businesses in material compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, including, without limitation, the Americans with Disabilities Act of 1990 and all applicable local, state and federal employment, truth-in-advertising, franchising and immigration laws and regulations, except where the failure to be so in compliance would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

                           (kk) No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described or incorporated by reference in the Registration Statement and the Prospectus.

                           (ll) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any capital stock of the Company or the Series A Preferred Stock to facilitate the sale or resale of any of the Shares.

                           (mm) Commencing with the taxable year ending on December 31, 1997, the Company will be organized and operated in conformity with the requirements for qualification as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"). The Company's method of operation will permit it to meet and to continue to meet the requirements for taxation as a real estate investment trust under the Code. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a real estate investment trust.

                           (nn) Neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           (oo) The Shares have been approved for listing on the NYSE, subject to official notice of issuance.

                           (pp) The Company and its Subsidiaries maintain a system of internal accounting controls which the Company believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for
         assets;   (iii)  access  to  financial  assets  is  permitted  only  in accordance with  management's  general or specific  authorization;  and
         (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (qq) Neither the Company or any of its Subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any Subsidiary, has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

                           (rr) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act.

                  3. PURCHASE, SALE AND DELIVERY OF FIRM SHARES. On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, the Company agrees to issue and sell the Shares, severally and not jointly, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the number of Shares set forth opposite that Underwriter's name in SCHEDULE A hereto, at a purchase price of $23.97 per share (the "Purchase Price").

                  The Shares to be purchased by the Underwriters will be delivered by the Company to the office of PaineWebber Incorporated at 1285 Avenue of the Americas, New York, New York 10019, in accordance with the terms of this Underwriting Agreement and against payment of the Purchase Price therefor by wire transfer of same day funds payable to the order of the Company in the amount of $76,704,000 at the bank account designated in writing by the Company at least one business day prior to the Closing Date, at 10:00 a.m., New York time, on November 17, 1997 (or if the NYSE or American Stock Exchange or commercial banks in the City of New York are not open on such day, the next day on which such exchanges and banks are open), or at such other time not later than eight full business days thereafter as the Underwriters and the Company mutually agree, such time being herein referred to as the "Closing Date." If requested by the Underwriters, the Shares will be prepared in definitive form and in such authorized denominations and registered in such names as the Underwriters may request upon at least two business days' prior notice to the Company and will be made available for checking and packaging at the office of PaineWebber Incorporated at least one business day prior to the Closing Date.

                  4. COVENANTS. The Company covenants and agrees with the Underwriters that:

                           (a) The Company will cause the Prospectus Supplement to be filed as required by Section 2(a) hereof (but only if the Underwriters or their counsel have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify the Underwriters promptly of such filing. During the period in which a prospectus relating to the Shares is required to be delivered under the Act or such date which is 90 days after the Closing Date, whichever is later, the Company will notify the Underwriters promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed, or of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; the Company will prepare and file with the Commission, promptly upon the Underwriters' request, any amendments or supplements to the Registration Statement or Prospectus that, in the Underwriters' opinion, may be necessary or advisable in connection with the Underwriters' distribution of the Shares; and the Company will file no amendment or supplement to the Registration Statement or Prospectus (other than any prospectus supplement relating to the offering of other securities registered under the Registration Statement or any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) to which the Underwriters or their counsel shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

                           (b) The Company will advise the Underwriters, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification or registration of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

                           (c) The Company will comply with all requirements imposed upon it by the Act, the 1933 Act Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus. If during such period where a prospectus relating to the Shares is required to be delivered under the Act or such date which is 90 days after the Closing Date, whichever is later, any event occurs as a result of which, in the opinion of Underwriters' counsel, the Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus as then amended or supplemented contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Underwriters and will amend or supplement the

         Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

                           (d) The Company will furnish to the Underwriters copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein), each preliminary prospectus and all amendments and supplements to the Registration Statement and Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the Act or such date which is 90 days after the Closing Date, whichever is later (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

                           (e) During the period of five years commencing on the date upon which the Prospectus Supplement is filed pursuant to Rule 424(b) under the Act, the Company will furnish the Underwriters with copies of filings of the Company under the Act and Exchange Act and with all other financial statements and periodic and special reports it distributes generally to the holders of any class of its capital stock.

                           (f) The Company will make generally available to its stockholders as soon as practicable, and in the manner contemplated by Rule 158 of the 1933 Act Rules and Regulations but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earning statement (which need not be audited) covering a 12- month period beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424(b) under the Act that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the 1933 Act Rules and Regulations and will advise the Underwriters in writing when such statement has been made available.

                           (g) Whether or not the transactions contemplated by this Underwriting Agreement are consummated or this Underwriting Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Company under this Underwriting Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the word processing, printing and reproduction of this Underwriting Agreement, (iv) the costs incurred by the Company in furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the listing of the Shares on the NYSE, (vi) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions designated by the Underwriters or the notification with respect thereto required by any such jurisdiction, including the fees, disbursements and other charges of Underwriters' counsel in connection therewith, and the preparation and printing of blue sky memoranda, (vii) counsel to the Company, (viii) the transfer agent for the Shares and (ix) the accountants of the Company.

                           (h) If this Underwriting Agreement shall be terminated pursuant to Section 8 hereof or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of Underwriters' counsel) reasonably incurred by the Underwriters in connection herewith.

                           (i) The Company will not at any time, directly or indirectly, take any action designed to, or which might reasonably be expected to, cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization of the price of its capital stock to facilitate the sale or resale of any of the Shares.

                           (j) The Company will apply the net proceeds from the sale of the Shares as set forth under the caption "Use of Proceeds" in the Prospectus Supplement.

                           (k) The Company, its executive officers and the members of its Board of Directors and QSV will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of any shares of capital stock, or any securities convertible into, or exercisable, exchangeable or redeemable for, shares of capital stock, or register for sale under the Act any shares of capital stock, or any securities convertible into, or exercisable, exchangeable or redeemable for, shares of capital stock, except for the sale of the Shares by the Company, for a period of 180 days from the date of the Prospectus Supplement, without the prior written consent of PaineWebber Incorporated.

                           (l) Commencing with its taxable year ending December 31, 1997, the Company will elect to, and continue to qualify as a "real estate investment trust" under the Code, and will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust."

                  5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The Underwriters' obligation to purchase and pay for the Shares as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                           (a) The Registration Statement shall have been declared effective under the Act; the Prospectus shall have been filed as required by Section 2(a) hereof; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the Underwriters' knowledge or the knowledge of the Company, threatened by the Commission, nor has any state securities authority suspended the qualification or registration of the Shares for offering or sale in any jurisdiction and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriters and Underwriters' counsel.

                           (b) The Underwriters shall not have advised the Company that the Registration Statement or any amendment thereto contains an untrue statement of fact that in the opinion of the Underwriters or Underwriters' counsel is material or omits to state a fact that in the opinion of the Underwriters or Underwriters' counsel is material, and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the opinion of the Underwriters or Underwriters' counsel is material or omits to state a fact that in the opinion of the Underwriters or Underwriters' counsel is material and is necessary, in the light of the circumstances under which they were made, to make the statements therein not misleading.

                           (c) Except as contemplated in the Prospectus Supplement, subsequent to the respective dates as of which information is included or incorporated by reference in the Registration Statement and the Prospectus, there shall not have been any change, on a consolidated basis, in the equity capitalization, short-term debt or long-term debt of the Company, or any adverse change, or any development involving a prospective adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company or its Subsidiaries or any adverse change in the rating assigned to any securities of the Company, that, in the Underwriters' judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

                           (d) Winstead Sechrest & Minick P.C., counsel for the Company, shall have furnished to the Underwriters its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                                    (i)  Each  of  the  Company,  the  Operating
                  Partnership, Master L.P. and USRP Managing has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, general or limited partnership, or other legal entity, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and has full power (corporate or other) and authority to own or hold its properties and to conduct the business in which it is engaged, and is duly qualified or registered to do business in each jurisdiction listed on a schedule attached to such counsel's opinion. All of the issued and outstanding capital stock or ownership interests of each of the Operating Partnership, Master L.P. and USRP Managing have been duly authorized and are validly issued, fully paid and nonassessable and, except for the 8.31% limited partner interest in the Operating Partnership owned by QSV, are wholly-owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                                    (ii) The Company has authorized,  issued and
                  outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued; and all of the issued and outstanding shares of capital stock of the Company are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares have been duly authorized by the Company for issuance and sale and when issued and sold pursuant to this Underwriting Agreement will be duly and validly issued, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and, to the knowledge of such counsel, no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into, exercisable for, or exchangeable for capital stock of the Company. To the best of such counsel's knowledge, no holder of any security of the Company has the right to have any security owned by such holder included for registration in the
                  Registration  Statement  or  to  demand  registration  of  any security owned by such holder during the 180 days after the date of this Underwriting Agreement. The issued and outstanding capital stock of the Company and the Shares conform, or will conform, in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Articles Supplementary, as the case may be. The form of certificate used to evidence the Shares is in due and proper form and complies with all applicable statutory requirements, with any applicable requirements of the Company's organizational documents and with the requirements of the NYSE;

                                    (iii) The Registration  Statement has become
                  effective under the Act, the Prospectus Supplement has been filed as required by Section 2(a) hereof and, to the best knowledge of such counsel, after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

                                    (iv)   Each   part   of   the   Registration
                  Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, complied as to form in all material respects with the requirements of the Act and the 1933 Act Rules and Regulations, and such counsel has no reason to believe that either (i) any part of the Registration Statement, when such part became effective or was filed under the Act or Exchange Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission or at the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the documents (excluding any exhibits thereto) incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, when they became effective under the Act or were filed with the Commission under the Act or Exchange Act, as the case may be, complied as to form in all material respects with the requirements of the Act, the Exchange Act, the 1933 Act Rules and Regulations or the Exchange Act Rules and Regulations, as applicable; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause;

                                    (v)  The  descriptions  in the  Registration
                  Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

                                    (vi)  This  Underwriting  Agreement  and the
                  Articles Supplementary have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; the execution, delivery and performance of this Underwriting Agreement and the consummation of the transactions contemplated herein, including the issuance of the Shares, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under,
                  (a) any statute, indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or evidence of indebtedness, lease, contract or other agreement or instrument known to such counsel to which the Company or its Subsidiaries are a party or by which they are bound or to which any of the property or other assets of the Company or its Subsidiaries is subject, (b) the articles of incorporation, charter, by-laws, certificate of general or limited partnership, partnership agreement, or other organizational document of the Company or any of its
                  Subsidiaries, as applicable, or (c) any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their properties or other assets; and no consent, approval, authorization, notice to, order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Underwriting Agreement in connection with the issuance or sale of the Shares by the Company, except such as have been obtained under the Act or from the NYSE;

                                    (vii)   Commencing  with  the  taxable  year
                  ending December 31, 1997, the Company will be organized and operated in conformity with the requirements for qualification as a "real estate investment trust" under the Code. The Company's method of operation will permit it to meet and to continue to meet the requirements for taxation as a "real estate investment trust" under the Code. The federal income tax treatment described in the Prospectus under the caption "Federal Income Tax Considerations" is accurate;

                                    (viii) The  agreement of each of the Company
                  and QSV that for a period of 180 days from the date of the Prospectus Supplement they will not, except for the sale of the Shares by the Company, without the prior written consent of PaineWebber Incorporated, offer, sell, contract to sell, grant any option to sell, or otherwise dispose of, directly or indirectly, any share of capital stock or securities convertible into or exchangeable for, or any rights to purchase or acquire, shares of capital stock owned by them, has been duly and validly executed and delivered by them and constitutes the legal, valid and binding obligation of the Company and QSV, as the case may be, enforceable against them in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles;

                                    (ix)  To  the   best   of   such   counsel's
                  knowledge, neither the Company nor any of its Subsidiaries is in violation of any term or provision of their respective articles of incorporation, charter, by-laws, certificate of general or limited partnership, partnership agreement or other organizational document, as applicable, or in violation of or default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or evidence of indebtedness, lease, contract, permit, judgment, decree, order, statute, rule or regulation;

                                    (x) To the best of such counsel's knowledge,
                  there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company or any of its Subsidiaries, involving the Company's or any of its Subsidiaries' officers or directors or to which any of the Company's or any of its Subsidiaries' properties or other assets are subject which would have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

                                    (xi)    Neither the  Company nor  any of its
                  Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                                    (xii)  Following the completion of the First
                  Merger and the Conversion, (i) the Company owned 100% of the issued and outstanding capital stock of USRP Managing and a 99% limited partner interest in Master L.P., (ii) USRP Managing owned a 1% general partner interest in Master L.P. and a 1% general partner interest in the Operating Partnership, (iii) Master L.P. owned a 90.69% limited partner interest in the Operating Partnership and (iv) QSV owned an 8.31% limited partner interest in the Operating Partnership. Following the completion of the Second Merger, (i) the Company owns 100% of the issued and outstanding capital stock of USRP Managing and a 90.69% limited partner interest in the Operating Partnership, (ii) USRP Managing owns a 1% general partner interest in the Operating Partnership and (iii) QSV owns an 8.31% limited partner interest in the Operating Partnership. In accordance with the terms of their respective organizational documents and the applicable laws of their respective jurisdictions, each of the Company, Master L.P., the Operating Partnership, USRP Managing, USRP Acquisition, L.P. and QSV received the necessary approval from their respective security holders and, where applicable, boards of directors to participate in, and to consummate, the Mergers, the Conversion and the Related Transactions. The Mergers have become effective under the applicable laws of, and the related certificates of merger have been duly filed in, the State of Delaware; and

                                    (xiii) The consummation of the Mergers,  the
                  Conversion and the Related Transactions did not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, agreement or instrument to which the Company or its Subsidiaries is a party or by which they are bound or to which any of the property or other assets of the Company or its Subsidiaries is subject,
                  (ii) the articles of incorporation, charter, by-laws, certificate of general or limited partnership, partnership agreement or other organizational document, as applicable, of the Company or its Subsidiaries, or (iii) any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their properties or other assets.

                           (e) Middleberg, Riddle & Gianna, counsel for the Company, shall have furnished to the Underwriters its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                                    (i)  Each  of  the  Company's   Subsidiaries
                  (other than the Operating Partnership, Master L.P. and USRP Managing) has been duly incorporated of formed, as the case may be, and is validly existing as a corporation, general or limited partnership, or other legal entity, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and has full power (corporate or other) and authority to own or hold its properties and to conduct the business in which it is engaged, and is duly qualified or registered to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its
                  Subsidiaries   taken  as  a  whole.  All  of  the  issued  and
                  outstanding capital stock or ownership interests of each Subsidiary (other than the Operating Partnership, Master L.P. and USRP Managing) have been duly authorized and are validly issued, fully paid and nonassessable and are wholly-owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and

                                    (ii)  To  the   best   of   such   counsel's
                  knowledge, no holder of any security of the Company has the right to have any security owned by such holder included for registration in the Registration Statement or to demand registration of any security owned by such holder during the 180 days after the date of this Underwriting Agreement.

                           (f) Piper & Marbury L.L.P. shall have furnished to the Underwriters its written opinion, as special Maryland counsel to U.S. Restaurant Properties, Inc., addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                                    (i) U.S.  Restaurant  Properties,  Inc.  has
                  been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, and has full corporate power and authority to own or hold its properties and to conduct its business as described in the Registration Statement and Prospectus, and to enter into and perform its obligations under this Underwriting Agreement;

                                    (ii)  U.S.  Restaurant Properties, Inc. (and
                  not its predecessors) has authorized, issued and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; all of the issued and outstanding shares of capital stock of U.S. Restaurant Properties, Inc. have been duly and validly authorized and issued; and all of the issued and outstanding shares of capital stock of U.S. Restaurant Properties, Inc. are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right under the charter of U.S. Restaurant Properties, Inc. or Maryland law. The Shares have been duly authorized by U.S. Restaurant Properties, Inc. for issuance and sale and when issued and sold pursuant to this Underwriting Agreement will be duly and validly issued, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other similar right under the charter of U.S. Restaurant Properties, Inc. or Maryland law. The issued and outstanding capital stock of U.S. Restaurant Properties, Inc. and the Shares conform, or will conform, in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Articles Supplementary, as the case may be. The form of certificate used to evidence the Shares is in due and proper form and complies with all applicable statutory requirements under Maryland law and with any applicable requirements of the charter and by-laws of U.S. Restaurant Properties, Inc.;

                                    (iii)   This Underwriting Agreement and the

                  Articles  Supplementary  have  been  duly  authorized by  U.S.
                  Restaurant Properties, Inc.; the execution, delivery and performance of this Underwriting Agreement and the consummation of the transactions contemplated herein, including the issuance of the Shares, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any statute under Maryland law to which U.S. Restaurant Properties, Inc. is bound or to which any of the property or other assets of U.S. Restaurant Properties, Inc. is subject, (b) the charter or by- laws of U.S. Restaurant Properties, Inc. or (c) except as may be required under the blue sky laws of the State of Maryland, any order, rule or regulation known to such counsel of any court or governmental agency or body of the State of Maryland that has jurisdiction over U.S. Restaurant Properties, Inc. or any of its properties or other assets; and except such as may be related to the filing of the Articles Supplementary or may be required under the blue sky laws of the State of Maryland, no consent, approval, authorization, notice to, order of, or filing with, any court or governmental agency or body of the State of Maryland is required to be obtained by U.S. Restaurant Properties, Inc. for the consummation of the transactions contemplated by this Underwriting Agreement in connection with the issuance or sale of the Shares by U.S. Restaurant Properties, Inc.; and

                                    (iv)  To  the   best   of   such   counsel's
                  knowledge, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, U.S. Restaurant Properties, Inc. or any of its Subsidiaries, involving U.S. Restaurant Properties, Inc.'s or any of its Subsidiaries' officers or directors or to which any of U.S. Restaurant Properties, Inc.'s or any of its Subsidiaries' properties or other assets are subject which would have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of U.S. Restaurant Properties, Inc. and its Subsidiaries taken as a whole.

                           (g) The Underwriters shall have received from Rogers & Wells, counsel to the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriters reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

                           (h) At the time of execution of this Underwriting Agreement and at the Closing Date, the Underwriters shall have received a letter, dated the date of delivery thereof, from Deloitte & Touche LLP, the independent public accountants of the Company, in the form previously agreed to by the Underwriters.

                           (i) The Underwriters shall have received from the Company a certificate, signed by the President or the Chairman of the Board and by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that, to the best of their knowledge based upon reasonable investigation:

                                    (i) The  representations  and  warranties of
                  the Company in this Underwriting Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                                    (ii)   No   stop   order    suspending   the
                  effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened by the Commission nor has any state securities authority suspended the qualification or registration of the Shares for offering or sale in any jurisdiction;

                                    (iii)  Since  the  effective   date  of  the
                  Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed;

                                    (iv) Since the respective  dates as of which
                  information is given in the Registration Statement and the Prospectus, (a) there has not been, and no development has occurred which could reasonably be expected to result in, a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (b) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus; and

                                    (v)   such other matters as the Underwriters
                  or Underwriters' counsel may reasonably request.

                           (j) On or prior to the Closing Date, the Underwriters shall have received the executed agreements referred to in Section 4(k).

                           (k) Prior to the Closing Date, the Shares shall have been duly authorized for listing by the NYSE, subject to official notice of issuance.

                           (l) All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters or Underwriters' counsel. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request and the Company shall furnish to the Underwriters such further certificates and documents as the Underwriters shall have reasonably requested.

                           (m) Subsequent to the execution and delivery of this Underwriting Agreement (i) no downgrading or adverse change shall have occurred in the rating accorded any security of the Company by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any security of the Company, that, in either event, makes it impractical or inadvisable, in the Underwriters' judgment, to offer or deliver the Shares on the terms and in the manner contemplated by the Prospectus.

                  6.       INDEMNIFICATION AND CONTRIBUTION.

                           (a) The Company agrees to indemnify and hold the Underwriters harmless, their directors, officers, employees and agents and each person, if any, who controls them within the meaning of
         Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred to which the Underwriters, or any such person, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission,
         (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriters in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriters through their gross negligence or willful misconduct); provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement or the Prospectus. The Underwriters confirm to the Company and the Company acknowledges that only the following information appearing in the Prospectus with respect to the public offering of the Shares has been furnished to the Company by the Underwriters for use in the Prospectus:
         (i) the names of the Underwriters contained on the cover page and back cover page of the Prospectus Supplement; (ii) the stabilization legend on the inside front cover page of the Prospectus Supplement; and (iii) the information in the first, second and sixth paragraphs under the caption "Underwriting" in the Prospectus Supplement. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

                           (b) The Underwriters will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Underwriters, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Underwriters expressly for use in the Registration Statement or the Prospectus. This indemnity will be in addition to any liability that the Underwriters might otherwise have; provided, however, that in no case shall the Underwriters be liable or responsible for any amount in excess of the underwriting discounts and commissions received by the Underwriters.

                           (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this
         Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one additional firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld); provided, however, no indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                           (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus Supplement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this
         Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discounts and commissions received by the Underwriters and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Underwriting Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                           (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Underwriting Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of the Shares and payment therefor or (iii) any termination of this Underwriting Agreement.

                  7. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Company contained herein or in certificates delivered pursuant hereto, and the Underwriters' agreements contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling persons, or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Shares hereunder.

                  8. TERMINATION. The Underwriters shall have the right by giving notice as hereinafter specified at any time at or prior to the Closing Date, to terminate this Underwriting Agreement if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any condition of the Underwriters' obligations specified in Section 5 hereof is not fulfilled when due, (iii) trading on the NYSE shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for the Common Stock shall have been required, on the NYSE by the NYSE or by order of the Commission or any other governmental authority having jurisdiction,
(v) a banking moratorium shall have been declared by federal or New York authorities, or (vi) an outbreak of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Underwriting Agreement that, in the Underwriters' judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares. Any such termination shall be without liability of any party to any other party with respect to Shares not purchased by reason of such termination except that the provisions of
Section 4(g), Section 4(h) and Section 6 hereof shall at all times be effective. If the Underwriters elect to terminate this Underwriting Agreement as provided in this Section, the Company shall be notified promptly by the Underwriters by telephone, telex or telecopy, confirmed by letter.

                  9. NOTICES. All notices or communications hereunder shall be in writing and if sent to the Underwriters shall be mailed, delivered, telexed or telecopied and confirmed to the Underwriters in care of PaineWebber Incorporated at 1285 Avenue of the Americas, New York, New York 10019, c/o Real Estate Investment Banking, attention: David R. Jarvis (with copy, which shall not constitute notice, to Jay L. Bernstein, Esq., c/o Rogers & Wells, 200 Park Avenue, New York, New York 10166), or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to Robert J. Stetson c/o the Company at 5310 Harvest Hill Road, Suite 270, Dallas, Texas 75230 (with copy, which shall not constitute notice, to Kenneth

L. Betts, Esq., c/o Winstead Sechrest & Minick P.C., 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270). Any party to this Underwriting Agreement may change such address for notices by sending to the other party to this Underwriting Agreement written notice of a new address for such purpose.

                  10. PARTIES. This Underwriting Agreement shall inure to the benefit of, and be binding upon, the Company and the Underwriters and their respective successors and the controlling persons, officers, directors, employees and representatives referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

                  11. APPLICABLE LAW.   This  Underwriting  Agreement  shall  be
governed  by,  and construed  in accordance with,  the laws  of the State of New
York.

                  12. OVER-ALLOTMENT OPTION.

                           (a) Upon written notice from the Underwriters given to the Company not more than 30 days subsequent to the date of the public offering of the Shares, the Underwriters may purchase all or less than all of the Option Shares at the Purchase Price per share to be paid for the Firm Shares. Such Option Shares may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Shares or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Company. The "Closing Date" as defined in Section 3 hereof shall be deemed to be the "Closing Date," and the time for the delivery of, and payment for, the Option Shares is herein referred to as the "Option Closing Date" (which may be the Closing Date). The Option Closing Date shall be determined by the Underwriters but shall be not later than 10 days after the Underwriters give to the Company written notice of election to purchase Option Shares. The preparation, registration, checking and delivery of, and payment for, the Option Shares shall occur or be made in the same manner as provided in Section 3 hereof for the Firm Shares, except as the Underwriters and the Company may otherwise agree.

                           (b) The conditions to the Underwriters' obligations set forth in Section 5 shall be deemed to be conditions to the Underwriters' obligation to purchase and pay for the Shares to be purchased on each of the Closing Date and the Option Closing Date, as the case may be; references in that Section and in Sections 2, 8 and 13 hereof to the "Closing Date" shall be deemed to be references to the Closing Date or the Option Closing Date, as the case may be, and references to the "Shares" in Section 5 hereof shall be deemed to be references to the Shares to be purchased at such Closing Date. A termination of this Underwriting Agreement as to the Option Shares after the Closing Date will not terminate this Underwriting Agreement as to the Firm Shares.

                  13. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If, on either the Closing Date or the Option Closing Date, any Underwriter defaults in the performance of its obligations under this Underwriting Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares which the defaulting Underwriter agreed but failed to purchase on such Closing Date in the respective proportions which the number of Firm Shares set forth opposite the name of each remaining non-defaulting Underwriter in SCHEDULE A hereto bears to the total number of Firm Shares set forth opposite the names of all the remaining non-defaulting Underwriters in SCHEDULE A hereto; provided, however, that the remaining non-defaulting
Underwriters  shall  not be  obligated  to  purchase  any of the  Shares on such
Closing Date if the total number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Shares to be purchased on such Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Shares which it agreed to purchase on such Closing Date. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Closing Date. If the remaining non-defaulting Underwriters or other underwriters satisfactory to the Underwriters do not elect to purchase the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date, this Underwriting Agreement (or, with respect to the Option Closing Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Securities) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 4(g) and 4(h). As used in this Underwriting Agreement, the term "Underwriter" includes, for all purposes of this Underwriting Agreement unless the context requires otherwise, any party not listed in SCHEDULE A hereto who, pursuant to this Section 13, purchases Firm Shares which a defaulting Underwriter agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Underwriters or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

                  If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.


                                   Very truly yours,

                                   U.S. RESTAURANT PROPERTIES, INC.


                                   By:  /s/ Robert J. Stetson
                                      ---------------------------
                                       Name:   Robert J. Stetson
                                       Title:  Chief Executive Officer
                                               and President


                                   U.S. RESTAURANT PROPERTIES
                                   OPERATING L.P.


                                   By:  /s/ Robert J. Stetson
                                      ---------------------------
                                      USRP Managing, Inc.,
                                      its general partner
                                      Name:   Robert J. Stetson
                                      Title:  Chief Executive Officer
                                              and President


ACCEPTED as of the date first above
written

PAINEWEBBER INCORPORATED


By:  /s/ Malcoln F. MacLean IV
   -------------------------------
   Name:   Malcolm F. MacLean IV
   Title:  Vice President

   For itself and as representative
   of the several Underwriters named
   in SCHEDULE A hereto

                                   SCHEDULE A
                                   ----------

                                  UNDERWRITERS
                                  ------------

UNDERWRITER                                                  NUMBER OF SHARES
-----------                                                  ----------------

PaineWebber Incorporated.................................        1,500,000
Morgan Keegan & Company, Inc.............................          750,000
EVEREN Securities, Inc...................................          450,000
Crowell, Weedon & Co.....................................          300,000
Piper Jaffray Inc. ......................................          100,000
Southwest Securities, Inc. ..............................          100,000


                                                                ===========
         Total...........................................        3,200,000



                                     Sch. A

                                   SCHEDULE B
                                   ----------

                                  SUBSIDIARIES
                                  ------------

1.  U.S. Restaurant Properties Operating L.P. (Delaware)
2.  U.S. Restaurant Properties Master L.P. (Delaware)
3.  U.S. Restaurant Properties Business Trust I (Delaware)
4.  U.S. Restaurant Properties Business Trust II (Delaware)
5.  USRP (West Virginia) Partners, L.P. (Texas)
6.  Restaurant Renovation Partners, L.P.(Texas)
7.  USRP (Lincoln), Ltd. (Texas)
8.  USRP (Norman), Ltd. (Texas)
9.  USRP (Carolina), Ltd. (Texas)
10. Restaurant Acquisition Corp. (Texas)
11. USRP Renovation Corp. (Texas)
12. Restaurant Contractor Corp. (Texas)
13. USRP (DeeDee), LLC (Texas)
14. USRP (Sybra), LLC (Texas)
15. USRP (Ribbit), LLC (Texas)
16. USRP (Jones), LLC (Texas)
17. USRP (Central Avenue), LLC (Texas)
18. USRP (Midon), LLC (Texas)
19. USRP Managing, Inc. (Delaware)

                                     Sch. B

                                   SCHEDULE C
                                   ----------

           PROPERTIES IN WHICH THE COMPANY HOLDS A LEASEHOLD INTEREST
           ----------------------------------------------------------

1.   BK                   9313 Mira Mesa Blvd.              San Diego, CA
2.   BK                   23924 U.S. Highway N.             Clearwater, FL
3.   BK                   575 Connecticut Avenue            Norwalk, CT
4.   Jose's Mexican       950 South "E" Street              San Bernardino, CA
5.   BK                   2808 N. Tamiami Trail             Sarsota, FL
6.   BK                   2777 W. 11th Avenue               Eugene, OR
7.   BK                   882 State Route 28                Milford, OH
8.   BK                   614 North Montana Avenue          Helena, MT
9.   BK                   137 Main Street                   Kingston, MA
10.  BK                   23221 Pacific Highway South       Kent, WA
11.  BK                   1603 East Main                    Alice, TX
12.  BK                   520 New Road                      Sommers Point, NJ
13.  BK                   785 North Main Street             Bishop, CA
14.  BK                   3000 South Island Avenue          Philadelphia, PA
15.  BK                   503 N. Third Street (Oxford Mall) Oxford, PA
16.  BK                   248 Canal Street                  Brattleboro, VT
17.  BK                   1090 South Big "A" Road           Tuccoa, GA
18.  BK                   3410 William Penn Highway         Wilkins Township, PA
19.  BK                   223 South Lincoln Steet           Spokane, WA
20.  BK                   1543 Floyd Baker Blvd.            Gaffney, SC
21.  BK                   310 Baltimore Pike                Belaire, MD
22.  BK                   5400 Ygnacio Valley Road          Concord, CA
23.  BK                   Crossroads Shopping Center        Westminster, MD
24.  BK                   1715 Northwest Avenue             El Dorado, AR
25.  BK                   3520 East Santa Fe Avenue         Flagstaff, AZ
26.  BK                   1690 Beaver Road                  Baden, PA
27.  BK                   6404 Ringgold Road                Chattanooga, TN
28.  BK                   130 Main Street                   Middletown, CT
29.  BK                   2531 N. Broad Street              Camden, SC
30.  BK                   2113 South First Street           Yakima, WA
31.  BK                   1020 E. First Street              Ankemy, IA
32.  BK                   E. 11519 Sprague Avenue           Spokane, WA
33.  BK                   Rt. 206 & Rt. 1-30 N.             Bordentown, NJ
34.  BK                   1481 Blackwood-Clementon Road     Clementon, NJ
35.  BK                   3 Springs Drive                   Weirton, WV
36.  BK                   Rt. 1A & E. Maple Street          Ellsworth, ME
37.  BK                   7278 Point Douglas Road           Cottage Grove, MN
38.  BK                   100 W. County Line Road           Columbiana, OH
39.  BK                   403 E. Broadway Street            Little Rock, AR
40.  BK                   Argonne & Knox                    Spokane, WA
41.  BK                   15 South 8th Street               Philadelphia, PA
42.  BK                   130 S. Wyoming Avenue             Kingston, PA


                                   Sch. C

43.  BK                   1500 - 86th Street                Clive, IA
44.  BK                   1124 West George Street           LaCrosse, WI
45.  BK                   6909 Odana Road                   Madisco, WI
46.  BK                   2710 Grand Avenue                 Phoenix, AZ
47.  BK                   2530 N. Central Avenue            Phoenix, AZ
48.  BK                   R.D. 4 - Route 30                 Bedford, PA
49.  BK                   900 Bridge Street                 Cillicothe, OH
50.  BK                   1616 Beaver Creek Road            Oregon City, OR
51.  BK                   1641 Frederica Street             Owensboro, KY
52.  BK                   4637 Sunset Blvd., N.E.           Renton, WA
53.  BK                   2817 South El Camino Real         San Mateo, CA
54.  BK                   170 West El Monte Way             Dinuba, CA
55.  BK                   10 North Wilmot Road              Tucson, AZ(a)
56.  BK                   1278 Mt. Vernon Avenue            Marion, OH
57.  BK                   Lancaster Pike & Plank Road       Paoli, PA
58.  BK                   Route 52 Airport Square           Bluefield, WV
59.  BK II                805 S. College Road               Wilmington, NC
60.  BK II                7736 State Avenue                 Kansas City, KS
61.  BK II                3100 Dixie Highway                Erlanger, KY
62.  BK II                2734 N. Tustin Avenue             Orange, CA
63.  BK II                Hwy. 67 & Edmoore Ct.             Statesboro, GA
64.  BK II                2950 W. Parker Road               Plano, TX
65.  BK II                340 Hartford Turnpike             Vernon, CT
66.  BK II                1763 E. Prince Road               Tucson, AZ
67.  BK II                1219 Parker Street                Springfield, MA
68.  BK II                5850 W. Camelback Road            Glendale, AZ
69.  BK                   54 N. Groesbeck Highway           Mt. Clemens, MI
70.  BK                   1860 Central Avenue               Albany, NY
71.  BK                   1114 E. Main Street               Magnolia, AR
72.  BK                   4709 State Highway 55             Durham, NC
73.  BK                   560 Spring Mill Road              Mansfield, OH
74.  BK                   290 Main Street                   Binghampton, NY
75.  BK                   4035 Route 31                     Clay, NY
76.  Hardee's             3003 Boundary St., US Hwy. 21     Beaufort, SC
77.  Hardee's             4992 Altanta Avenue               Brunswick, GA
78.  Hardee's             309 Highway 80                    Garden City, GA
79.  Hardee's             P.O. Box 2094, Hwy. 144 & 17      Richmond Hill, GA
80.  Hardee's             524 Memorial Drive                Waycross, GA
81.  Fazoli's             315 College Mall Drive            Bloomington, IN
82.  Memphis Best         8071 Manchester Road              Brentwood, MO
83.  Pizza Hut            5101 West 98th Street             Bloomington, IN
84.  Pizza Hut            3737 Hempstead Turnpike           Levittown, NY
85.  Tippen's Restaurant  2931 South Noland Road            Independence, MO


                                     Sch. C

                                   SCHEDULE D
                                   ----------

                   TENANT RIGHTS OF FIRST REFUSAL/FIRST OFFER
                   ------------------------------------------

1.   Memphis Best         8071 Manchester Road              Brentwood, MO
2.   Tippin's Restaurant  2931 South Noland Road            Independence, MO





                                     Sch. D

                                   SCHEDULE E
                                   ----------

                   PROPERTIES WHICH ARE NOT TRIPLE NET LEASED
                   ------------------------------------------


1.   BK                   301 Poyntz Avenue                 Manhattan, KS
2.   BK-closed            16901 E. Highway 24               Independence, MO
3.   Puerta Vallarta      745 East Foothill Blvd.           Rialto, CA
4.   Chili's              2406 I-35 E. South                Denton, TX
5.   Pilot Point Bank     2410 I-35 E. South                Denton, TX
6.   Red Pepper Chinese   2412 I-35 E. South                Denton, TX
7.   Tumbleweeds          320 Patchogue-Port Jefferson Rd.  Port Jefferson, NY


                                     Sch. E